Exhibit 99.1

               AMCORE FINANCIAL, INC. REPORTS 1ST QUARTER EARNINGS

(Numbers in Thousands, Except Per Share Data, Income from Continuing Operations)

                       1st quarter 2007   1st quarter 2006   4th quarter 2006
                       ----------------   ----------------   ----------------
Net Revenues           $         59,776   $         57,129   $         62,322
Net Income             $          8,219   $         10,459   $         12,629
Diluted Shares                   23,804             24,956             24,052
Diluted EPS            $           0.35   $           0.42   $           0.53

    ROCKFORD, Ill., April 18 /PRNewswire-FirstCall/ -- AMCORE Financial, Inc. (Nasdaq: AMFI) reported diluted earnings per share from continuing operations of $0.35 for first quarter 2007, a 16 percent decrease, compared to $0.42 per diluted share in first quarter 2006, and a 34 percent decrease from $0.53 in the previous quarter. Net income from continuing operations in the first quarter of 2007 was $8.2 million, a 21 percent decrease from $10.5 million in the prior-year period, and a 35 percent decrease from $12.6 million in the previous quarter.

    "During the first quarter, we took several important actions that we believe will improve performance and reduce risk in the future, however, some of these actions added to current period expenses," said Kenneth E. Edge, Chairman, President and CEO of AMCORE. "Going forward, we expect that these actions, and the additions to senior management over the past eighteen months, will provide direct bottom-line improvements."

    Highlights
    ----------

    --  Nonrecurring items in first quarter 2007 included:

          -- $2.3 million debt extinguishment expense from the redemption of $40 million Trust Preferred Capital Securities;

          -- $1.3 million in employment related expenses including separation costs for mortgage servicing employees, a previously announced executive officer resignation and costs associated with closing out a legacy supplemental retirement plan for directors;

          -- $443,000 in costs for external consulting work to improve compliance programs, and

          -- $2.4 million net gain on the sale of the Originated Mortgage Servicing Rights portfolio.

    -- Non-interest income increased 23 percent or $3.7 million compared to first quarter 2006 and decreased nine percent or $1.9 million compared to fourth quarter 2006. First quarter included the $2.4 million gain on the sale of the Originated Mortgage Servicing Rights portfolio. The fourth quarter 2006 included a $1.5 million non-taxable net insurance claim on company-owned life insurance and $1.9 million in earnings from private equity investments.

    -- Operating expenses increased 11 percent, or $4.6 million, compared to first quarter 2006, and increased six percent, or $2.7 million, compared to fourth quarter 2006. Operating expenses included the $2.3 million in debt extinguishment expenses, the $1.3 million in employment related expenses and a $1.4 million increase in net occupancy and equipment costs.

    -- Average loan balances grew five percent, or $204 million, compared to first quarter 2006, while average bank issued deposits decreased one percent compared to first quarter 2006.

    -- The net interest margin decreased six basis points to 3.38 percent in first quarter 2007 from 3.44 percent in first quarter 2006, and increased four basis points compared to fourth quarter 2006.

    -- Non-performing loans increased $10.2 million, or 40 percent, from March 31, 2006 and increased $3.5 million, or 11 percent, from December 31, 2006. Net charge-offs increased $761,000 or 38 percent compared to the same period a year ago and increased $64,000 or two percent compared to fourth quarter 2006.

    Revenues
    --------

    Net revenues increased five percent, or $2.6 million, to $59.8 million in first quarter 2007 from $57.1 million during the same quarter a year ago, but decreased four percent, or $2.5 million, from $62.3 million in the previous quarter.

    Net interest income decreased two percent, or $1.0 million, to $40.4 million in first quarter 2007 from $41.4 million during the same quarter a year ago, and decreased two percent, or $662,000, from $41.1 million in the previous quarter. The net interest margin decreased six basis points to 3.38 percent in first quarter 2007 from 3.44 percent in first quarter 2006, and increased four basis points compared to fourth quarter 2006.

    Average loan balances grew five percent, or $204 million, compared to first quarter 2006 and were essentially flat compared to the previous quarter. Loan yields rose 54 basis points to 7.77 percent compared to the same period a year ago and were up three basis points compared to the previous quarter.

    Average bank issued deposits totaled $3.5 billion, which decreased one percent compared to a year ago and were essentially flat compared to the previous quarter. The total cost of bank issued deposits increased 79 basis points from first quarter 2006, and seven basis points from fourth quarter 2006.

    Total non-interest income increased 23 percent or $3.7 million compared to first quarter 2006 and decreased nine percent or $1.9 million compared to fourth quarter 2006. The first quarter 2007 non-interest revenues included the $2.4 million gain on the sale of the Originated Mortgage Servicing Rights portfolio and fourth quarter 2006 included the $1.5 million non-taxable net insurance claim on company-owned life insurance and the $1.9 million in earnings from private equity investments.

    Investment management and trust revenues increased $415,000, or 11 percent, from first quarter 2006 but decreased $303,000, or seven percent, from fourth quarter 2006.

    Deposit-related fees and bankcard fees increased $779,000 and $503,000 or 14 percent and 37 percent respectively, when compared to first quarter 2006. When compared to the previous quarter, deposit related fees decreased $207,000, or three percent, and bankcard fees increased $197,000, or 12 percent.

    Income from company-owned life insurance increased $25,000, or three percent, when compared to first quarter 2006, and decreased $2.0 million, or 68 percent, when compared to fourth quarter 2006, which included net insurance claims that did not occur in the first quarter.

    Net mortgage revenues decreased 25 percent, or $306,000, in first quarter 2007 compared to the same period a year ago, and increased seven percent, or $64,000, from fourth quarter 2006. In January, AMCORE entered into a strategic arrangement with a leading national mortgage services company to provide private-label loan processing and servicing support, including the sale of its servicing portfolio. This relationship is expected to better position the Company for future mortgage origination growth and provide more stability to mortgage earnings through economic and interest rate cycles.

    Other non-interest income increased $2.4 million from first quarter 2006 and increased $263,000 from fourth quarter 2006. First quarter 2007 included the $2.4 million gain from the sale of the Originated Mortgage Servicing Rights portfolio. Fourth quarter 2006 included earnings from private equity fund investments of $1.9 million.

    Operating Expenses
    ------------------

    Total operating expenses increased 11 percent, or $4.6 million, compared to first quarter 2006, and increased six percent, or $2.7 million, compared to fourth quarter 2006. The increase over the prior-year period was primarily due to higher personnel costs of $1.4 million, including separation costs for mortgage servicing employees, the previously announced executive officer resignation, the director's supplemental retirement plan close out, the $2.3 million debt extinguishment expenses from the trust preferred securities redemption and $1.4 million increase in net occupancy and equipment costs. The increase in net occupancy and equipment costs was primarily due to higher lease costs associated with branch expansion, utility rate increases and increased snow removal costs.

    Professional fees increased $224,000, or 13 percent, compared to the same quarter a year ago, but decreased 13 percent, or $285,000 from fourth quarter 2006. The increase in professional fees from first quarter 2006 was primarily from continued efforts to improve compliance processes. The decrease from the prior quarter is due to a decline in professional fees related to compliance matters and lower outsourced internal audit costs.

    In the first quarter of 2007, $40 million of 9.35 percent coupon Trust Preferred Securities (TRUPs) became callable. AMCORE exercised the call provision for these securities in March and replaced them with a new lower cost trust preferred issuance of $50 million at a rate of 6.45 percent. The cost of extinguishing the $40 million issuance was $2.3 million. AMCORE will benefit from a lower interest rate on the new issuance and expects to recover the cost of terminating the old TRUPs over the next two years.

    The efficiency ratio was 75.25 percent in the first quarter 2007, compared to 70.70 percent for the same period in 2006 and 67.79 percent in the prior quarter.

    Income Taxes
    ------------

    Income taxes, as a percentage of pre-tax income from continuing operations, were 29.2 percent in the first quarter 2007, compared to 29.0 percent in the first quarter 2006 and 26.0 percent in the fourth quarter of 2006. The increase in percent in the first quarter 2007, compared to fourth quarter 2006, was due to a lower proportion of non-taxable income, primarily from net insurance claims on company-owned life insurance.

    Other Key Performance Ratios
    ----------------------------

    Other key ratios include a 16 basis point decrease in return on average assets to 0.63 percent in first quarter 2007 compared to 0.79 percent during the prior-year period and a 30 basis point decrease from 0.93 percent in the previous quarter. Return on average equity decreased 226 basis points to 8.34 percent in first quarter 2007 compared to 10.60 percent in first quarter 2006 and decreased 417 basis points from 12.51 percent in fourth quarter 2006.

    Asset Quality & Loan Loss
    -------------------------

    The percentage of total non-performing assets to total assets was 0.71 percent at March 31, 2007, up from 0.49 percent at March 31, 2006 and 0.64 percent at December 31, 2006. Net charge-offs were $2.8 million, an increase of $761,000 from first quarter 2006 and an increase of $64,000 from fourth quarter 2006. Net charge-offs were 28 basis points of average loans on an annualized basis during first quarter 2007, compared to 22 basis points for first quarter 2006 and 27 basis points for fourth quarter 2006.

    Provision for loan losses of $3.2 million in first quarter 2007 increased $1.2 million, or 59 percent, from the $2.0 million in first quarter 2006 and increased six percent, or $172,000, from fourth quarter 2006.

    Buy-back Update
    ---------------

    During first quarter 2007, 440,000 shares were repurchased at an average price of $32.97 in connection with the Company's stock buy-back program.

    AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.3 billion with 78 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

    This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward- looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "should", "may", "will" or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

    Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors -- many of which are beyond the ability of the Company to control or predict -- could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations; (III) failure to obtain new customers and retain existing customers;
(IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayment; (VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in U.S. generally accepted accounting principles; (XVI) changes in assumptions or conditions affecting the application of "critical accounting estimates"; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems, and (XIX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities.

    AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI". Further information about AMCORE Financial, Inc. can be found at the Company's website at http://www.AMCORE.com.

                             AMCORE Financial, Inc.
                         CONSOLIDATED FINANCIAL SUMMARY
                                   (Unaudited)

                                            1st Qtr.     4th Qtr.      3rd Qtr.
($ in 000's except per share data)            2007         2006          2006
----------------------------------------   ----------   ----------    ----------
SHARE DATA
Diluted earnings per share:
  Income from continuing operations        $     0.35   $     0.53    $     0.51
  Net income                               $     0.35   $     0.54    $     0.51
Cash dividends                             $    0.185   $    0.185    $    0.185
Book value                                 $    16.89   $    16.81    $    16.73
Average diluted shares outstanding             23,804       24,052        24,477
Ending shares outstanding                      23,507       23,792        24,277

INCOME STATEMENT

Total Interest Income                      $   85,742   $   88,090    $   87,525
Total Interest Expense                         45,346       47,032        46,375
                                           ----------   ----------    ----------
Net interest income                            40,396       41,058        41,150

Provision for loan losses                       3,179        3,007         2,863

Non-interest income:
  Investment management & trust                 4,080        4,383         4,182
  Service charges on deposits                   6,329        6,536         6,931
  Net mortgage revenues                           926          862           762
  Company owned life insurance                    954        2,943         2,870
  Brokerage commission                            863          821           700
  Bankcard fee income                           1,860        1,663         1,690
  Gain on sale of loans                           241          150           116
  Net security gain                                 -           42             -
  Other                                         4,127        3,864         3,909
                                           ----------   ----------    ----------
Total non-interest income                      19,380       21,264        21,160

Operating expenses:
  Personnel costs                              26,460       25,245        23,274
  Net occupancy & equipment                     6,316        5,581         5,533
  Data processing                                 687          779           674
  Professional fees                             1,929        2,214         2,743
  Communication                                 1,323        1,231         1,379
  Advertising & business development            1,137        2,059         1,789
  Other                                         7,130        5,140         7,076
                                           ----------   ----------    ----------
Total operating expenses                       44,982       42,249        42,468
                                           ----------   ----------    ----------
Income from continuing operations
     before income taxes                       11,615       17,066        16,979
  Income taxes                                  3,396        4,437         4,474
                                           ----------   ----------    ----------
Income from continuing operations               8,219       12,629        12,505
                                           ----------   ----------    ----------
Discontinued operations:
  Loss from discontinued operations                 -            -             -
  Income tax (benefit) expense                      -         (328)            -
                                           ----------   ----------    ----------
  Income(loss) from discontinued
        operations                                  -          328             -
                                           ----------   ----------    ----------
Net Income                                 $    8,219   $   12,957    $   12,505
                                           ==========   ==========    ==========

                             AMCORE Financial, Inc.
                         CONSOLIDATED FINANCIAL SUMMARY
                                   (Unaudited)

                                         2nd Qtr.      1st Qtr.       1Q/4Q         1Q 07/06
($ in 000's except per share data)         2006          2006        Inc(Dec)       Inc(Dec)
-------------------------------------   ----------    ----------    ----------     ----------
SHARE DATA
Diluted earnings per share:
  Income from continuing operations     $     0.46    $     0.42           (34)%          (16)%
  Net income                            $     0.46    $     0.42           (35)%          (17)%
Cash dividends                          $    0.185    $    0.185             0%             0%
Book value                              $    16.06    $    16.14             0%             5%
Average diluted shares outstanding          24,758        24,956            (1)%           (5)%
Ending shares outstanding                   24,581        24,826            (1)%           (5)%

INCOME STATEMENT

Total Interest Income                   $   83,567    $   79,994            (3)%            7%
Total Interest Expense                      42,247        38,564            (4)%           18%
                                        ----------    ----------    ----------     ----------
Net interest income                         41,320        41,430            (2)%           (2)%

Provision for loan losses                    2,250         2,000             6%            59%

Non-interest income:
  Investment management & trust              3,970         3,665            (7)%           11%
  Service charges on deposits                6,605         5,550            (3)%           14%
  Net mortgage revenues                      1,061         1,232             7%           (25)%
  Company owned life insurance               1,149           929           (68)%            3%
  Brokerage commission                         744           881             5%            (2)%
  Bankcard fee income                        1,515         1,357            12%            37%
  Gain on sale of loans                        149           161            61%            50%
  Net security gain                              -           225          (100)%         (100)%
  Other                                      2,273         1,699             7%           143%
                                        ----------    ----------    ----------     ----------
Total non-interest income                   17,466        15,699            (9)%           23%

Operating expenses:
  Personnel costs                           24,315        25,056             5%             6%
  Net occupancy & equipment                  4,892         4,885            13%            29%
  Data processing                              790           755           (12)%           (9)%
  Professional fees                          2,655         1,705           (13)%           13%
  Communication                              1,220         1,258             7%             5%
  Advertising & business development         1,838         1,723           (45)%          (34)%
  Other                                      4,548         5,008            39%            42%
                                        ----------    ----------    ----------     ----------
Total operating expenses                    40,258        40,390             6%            11%
                                        ----------    ----------    ----------     ----------
Income from continuing operations
       before income taxes                  16,278        14,739           (32)%          (21)%
  Income taxes                               4,844         4,280           (23)%          (21)%
                                        ----------    ----------    ----------     ----------
Income from continuing operations           11,434        10,459           (35)%          (21)%
                                        ----------    ----------    ----------     ----------
Discontinued operations:
  Loss from discontinued operations            (18)         (113)          N/M            N/M
  Income tax (benefit) expense                  (7)          (44)          N/M            N/M
                                        ----------    ----------    ----------     ----------
  Income(loss) from discontinued
        operations                             (11)          (69)          N/M            N/M
                                        ----------    ----------    ----------     ----------
Net Income                              $   11,423    $   10,390           (37)%          (21)%
                                        ==========    ==========    ==========     ==========

                                            1st Qtr.     4th Qtr.      3rd Qtr.
KEY RATIOS AND DATA                           2007         2006          2006
----------------------------------------   ----------   ----------    ----------
Net interest margin (FTE)                        3.38%        3.34%         3.33%

Return on average assets (1)                     0.63%        0.93%         0.92%
Return on average equity (1)                     8.34%       12.51%        12.38%
Efficiency ratio (1)                            75.25%       67.79%        68.16%
Equity/assets (end of period)                    7.54%        7.56%         7.46%

Allowance to loans (end of period)               1.04%        1.04%         1.03%
Allowance to non-accrual loans                 141.24%      136.16%       140.36%
Allowance to non-performing loans              115.20%      126.42%       134.93%
Non-accrual loans to loans                       0.73%        0.76%         0.73%
Non-performing assets to total assets            0.71%        0.64%         0.59%

(in millions)
Total assets under administration          $    2,711   $    2,671    $    2,627
Mortgage loans closed                      $       74   $       84    $      111
Mortgage servicing rights, net             $      0.7   $     14.3    $     14.2
Percentage of mortgage loans serviced            1.07%        0.97%         0.98%

N/M = not meaningful
(1) Ratios from continuing operations

                                                                      Basis          Basis
                                         2nd Qtr.      1st Qtr.       Point          Point
KEY RATIOS AND DATA                        2006          2006         Change         Change
-------------------------------------   ----------    ----------    ----------     ----------
Net interest margin (FTE)                     3.40%         3.44%            4             (6)

Return on average assets (1)                  0.86%         0.79%          (30)           (16)
Return on average equity (1)                 11.52%        10.60%         (417)          (226)
Efficiency ratio (1)                         68.48%        70.70%          746            455
Equity/assets (end of period)                 7.28%         7.49%           (2)             5

Allowance to loans (end of period)            1.05%         1.08%            0             (4)
Allowance to non-accrual loans              165.29%       181.28%            5            (40)
Allowance to non-performing loans           139.79%       158.69%          (11)           (43)
Non-accrual loans to loans                    0.63%         0.60%           (3)            13
Non-performing assets to total assets         0.57%         0.49%            7             22

(in millions)
Total assets under administration       $    2,532    $    2,651             1%             2%
Mortgage loans closed                   $      120    $       80           (12)%           (8)%
Mortgage servicing rights, net          $     13.9    $     13.5           (95)%          (95)%
Percentage of mortgage loans serviced         0.98%         0.91%           10             16

N/M = not meaningful
(1) Ratios from continuing operations

AMCORE Financial, Inc.
(Unaudited)

                                             1st Qtr.         4th Qtr.         3rd Qtr.         2nd Qtr.
($ in 000's)                                   2007             2006             2006             2006
----------------------------------------   ------------     ------------     ------------     ------------
AVERAGE BALANCE SHEET
Assets:
Investment securities                      $    897,511     $  1,037,355     $  1,105,999     $  1,145,757
Short-term investments                           19,127            7,672            6,005            6,570
Loans held for sale                              12,305           14,983           27,036           26,420
Loans: Commercial                               803,570          806,679          820,647          832,541
       Commercial real estate                 2,354,882        2,322,050        2,269,703        2,190,746
       Residential real estate                  498,427          506,514          495,917          479,585
       Consumer                                 306,268          311,643          317,455          317,362
                                           ------------     ------------     ------------     ------------
    Total loans                            $  3,963,147     $  3,946,886     $  3,903,722     $  3,820,234
                                           ------------     ------------     ------------     ------------
    Total earning assets                   $  4,892,090     $  5,006,896     $  5,042,762     $  4,998,981

Allowance for loan losses                       (41,653)         (41,917)         (41,503)         (41,532)
Other non-earning assets                        405,283          409,788          403,450          398,946
                                           ------------     ------------     ------------     ------------
    Total assets                           $  5,255,720     $  5,374,767     $  5,404,709     $  5,356,395
                                           ============     ============     ============     ============
Liabilities and Stockholders' Equity:
Non interest bearing deposits              $    492,766     $    504,960     $    484,502     $    486,103
Interest bearing deposits                     1,784,489        1,760,241        1,716,174        1,779,003
Time deposits                                 1,199,365        1,217,385        1,246,157        1,237,080
                                           ------------     ------------     ------------     ------------
    Total bank issued deposits             $  3,476,620     $  3,482,586     $  3,446,833     $  3,502,186
                                           ------------     ------------     ------------     ------------
Wholesale deposits                              746,629          807,470          790,629          703,222
Short-term borrowings                           157,511          286,422          327,337          349,648
Long-term borrowings                            406,936          328,591          372,472          340,833
                                           ------------     ------------     ------------     ------------
    Total wholesale funding                $  1,311,076     $  1,422,483     $  1,490,438     $  1,393,703
                                           ------------     ------------     ------------     ------------
    Total interest bearing liabilities        4,294,930        4,400,109        4,452,769        4,409,786
                                           ------------     ------------     ------------     ------------
Other liabilities                                68,126           69,290           66,608           62,286
                                           ------------     ------------     ------------     ------------
    Total liabilities                      $  4,855,822     $  4,974,359     $  5,003,879     $  4,958,175
                                           ------------     ------------     ------------     ------------
Stockholders' equity                            411,131          412,003          420,177          418,307
Other comprehensive loss                        (11,233)         (11,595)         (19,347)         (20,087)
                                           ------------     ------------     ------------     ------------
    Total stockholders' equity                  399,898          400,408          400,830          398,220
                                           ------------     ------------     ------------     ------------
    Total liabilities & stockholders'
     equity                                $  5,255,720     $  5,374,767     $  5,404,709     $  5,356,395
                                           ============     ============     ============     ============
CREDIT QUALITY
Ending allowance for loan losses           $     41,308     $     40,913     $     40,626     $     40,560
Net charge-offs                                   2,784            2,720            2,797            2,423
Net charge-offs to avg loans
 (annualized)                                      0.28%            0.27%            0.28%            0.25%
Non-performing assets:
   Non-accrual loans                       $     29,247     $     30,048     $     28,945     $     24,539
   Loans 90 days past due & still
    accruing                                      6,610            2,315            1,164            4,476
                                           ------------     ------------     ------------     ------------
       Total non-performing loans                35,857           32,363           30,109           29,015
   Foreclosed real estate                         1,205            1,247            1,540            1,025
   Other foreclosed assets                          231              317              483              681
                                           ------------     ------------     ------------     ------------
       Total non-performing assets         $     37,293     $     33,927     $     32,132     $     30,721
                                           ============     ============     ============     ============
YIELD AND RATE ANALYSIS
Assets:
Investment securities (FTE)                        4.43%            4.54%            4.55%            4.52%
Short-term investments                             5.64%            5.66%            5.73%            5.31%
Loans held for sale                                4.86%            5.61%            5.70%            5.16%
Loans: Commercial                                  8.23%            8.08%            8.12%            7.87%
       Commercial real estate                      7.80%            7.83%            7.75%            7.56%
       Residential real estate                     7.05%            7.00%            6.97%            6.78%
       Consumer                                    7.53%            7.41%            7.16%            6.95%
                                           ------------     ------------     ------------     ------------
    Total loans (FTE)                              7.77%            7.74%            7.68%            7.48%
                                           ------------     ------------     ------------     ------------
    Total interest earning assets (FTE)            7.14%            7.07%            6.98%            6.79%
                                           ============     ============     ============     ============
Liabilities:
Interest bearing deposits                          3.25%            3.18%            3.05%            2.82%
Time deposits                                      4.65%            4.57%            4.31%            3.98%
                                           ------------     ------------     ------------     ------------
    Total bank issued deposits                     3.82%            3.75%            3.58%            3.30%
                                           ------------     ------------     ------------     ------------
Wholesale deposits                                 5.16%            5.10%            4.98%            4.70%
Short-term borrowings                              4.85%            5.10%            4.92%            4.72%
Long-term borrowings                               5.85%            5.86%            6.04%            6.03%
                                           ------------     ------------     ------------     ------------
    Total wholesale funding                        5.34%            5.27%            5.23%            5.03%
                                           ------------     ------------     ------------     ------------
    Total interest bearing liabilities             4.28%            4.24%            4.13%            3.84%
                                           ============     ============     ============     ============
Net interest spread                                2.86%            2.83%            2.85%            2.95%
Net interest margin (FTE)                          3.38%            3.34%            3.33%            3.40%
                                           ============     ============     ============     ============
FTE adjustment (000's)                     $        608     $        974     $      1,054     $      1,070

AMCORE Financial, Inc.
(Unaudited)

                                                                                  1Q
                                             1st Qtr.          1Q/4Q            07/06            Ending
($ in 000's)                                   2006           Inc(Dec)         Inc(Dec)         Balances
----------------------------------------   ------------     ------------     ------------     ------------
AVERAGE BALANCE SHEET
Assets:
Investment securities                      $  1,196,106              (13)%            (25)%   $    862,143
Short-term investments                            8,054              149%             137%           1,537
Loans held for sale                              22,969              (18)%            (46)%         16,306
Loans: Commercial                               811,689               (0)%             (1)%        802,577
       Commercial real estate                 2,160,772                1%               9%       2,391,523
       Residential real estate                  473,992               (2)%              5%         484,821
       Consumer                                 312,801               (2)%             (2)%        306,227
                                           ------------     ------------     ------------     ------------
    Total loans                            $  3,759,254                0%               5%    $  3,985,148
                                           ------------     ------------     ------------     ------------
    Total earning assets                   $  4,986,383               (2)%             (2)%   $  4,865,134

Allowance for loan losses                       (42,710)              (1)%             (2)%        (41,308)
Other non-earning assets                        396,763               (1)%              2%         446,076
                                           ------------     ------------     ------------     ------------
    Total assets                           $  5,340,436               (2)%             (2)%   $  5,269,902
                                           ============     ============     ============     ============
Liabilities and Stockholders' Equity:
Non interest bearing deposits              $    473,174               (2)%              4%    $    477,974
Interest bearing deposits                     1,831,169                1%              (3)%      1,854,832
Time deposits                                 1,200,419               (1)%             (0)%      1,197,619
                                           ------------     ------------     ------------     ------------
    Total bank issued deposits             $  3,504,762               (0)%             (1)%   $  3,530,425
                                           ------------     ------------     ------------     ------------
Wholesale deposits                              660,102               (8)%             13%         662,965
Short-term borrowings                           530,751              (45)%            (70)%        219,260
Long-term borrowings                            175,999               24%             131%         391,425
                                           ------------     ------------     ------------     ------------
    Total wholesale funding                $  1,366,852               (8)%             (4)%   $  1,273,650
                                           ------------     ------------     ------------     ------------
    Total interest bearing liabilities        4,398,440               (2)%             (2)%      4,326,101
                                           ------------     ------------     ------------     ------------
Other liabilities                                68,629               (2)%             (1)%         68,720
                                           ------------     ------------     ------------     ------------
    Total liabilities                      $  4,940,243               (2)%             (2)%   $  4,872,795
                                           ------------     ------------     ------------     ------------
Stockholders' equity                            414,482               (0)%             (1)%        405,421
Other comprehensive loss                        (14,289)              (3)%            (21)%         (8,314)
                                           ------------     ------------     ------------     ------------
    Total stockholders' equity                  400,193               (0)%             (0)%        397,107
                                           ------------     ------------     ------------     ------------
    Total liabilities & stockholders'
     equity                                $  5,340,436               (2)%             (2)%   $  5,269,902
                                           ============     ============     ============     ============
CREDIT QUALITY
Ending allowance for loan losses           $     40,733                1%               1%
Net charge-offs                                   2,023                2%              38%
Net charge-offs to avg loans
 (annualized)                                      0.22%               4%              27%
Non-performing assets:
   Non-accrual loans                       $     22,470               (3)%             30%
   Loans 90 days past due & still
    accruing                                      3,198              186%             107%
                                           ------------     ------------     ------------
       Total non-performing loans                25,668               11%              40%
   Foreclosed real estate                           341               (3)%            253%
   Other foreclosed assets                          166              (27)%             39%
                                           ------------     ------------     ------------
       Total non-performing assets         $     26,175               10%              42%
                                           ============     ============     ============

YIELD AND RATE ANALYSIS
Assets:
Investment securities (FTE)                        4.56%
Short-term investments                             4.87%
Loans held for sale                                4.93%
Loans: Commercial                                  7.59%
       Commercial real estate                      7.30%
       Residential real estate                     6.57%
       Consumer                                    6.79%
                                           ------------
    Total loans (FTE)                              7.23%
                                           ------------
    Total interest earning assets (FTE)            6.58%
                                           ============
Liabilities:
Interest bearing deposits                          2.64%
Time deposits                                      3.62%
                                           ------------
    Total bank issued deposits                     3.03%
                                           ------------
Wholesale deposits                                 4.43%
Short-term borrowings                              4.46%
Long-term borrowings                               6.64%
                                           ------------
    Total wholesale funding                        4.73%
                                           ------------
    Total interest bearing liabilities             3.56%
                                           ============
Net interest spread                                3.02%
Net interest margin (FTE)                          3.44%
                                           ============
FTE adjustment (000's)                     $      1,092

SOURCE  AMCORE Financial, Inc.
    -0-                             04/18/2007
    /CONTACT: media, Katherine Taylor, Investor Relations Manager, +1-815-961-7164, or financial, Don Wilson, Chief Financial Officer, +1-815-961-2721, both of AMCORE Financial, Inc./
    /Web site:  http://www.AMCORE.com /
    (AMFI)